Exhibit 99.02


     INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


                                                                   Page
Unaudited Pro Forma Condensed
Combined Financial Statements                                       26

Unaudited Pro Forma Condensed Combined
Balance Sheet as of December 29, 2006                               26

Unaudited Pro Forma Condensed Combined
Statement of Income for the year ended December 29, 2006            28

Notes to Unaudited Pro Forma
Condensed Combined Financial Statements                             30

     On December 10, 2006, Trimble Navigation Limited ("Trimble") and @Road, Inc. ("@Road") (together the "Companies") entered into a definitive merger agreement.

     Under the terms of the agreement, Trimble acquired all of the outstanding shares of @Road common stock for a total merger consideration of $7.50 per share. Trimble elected to issue $2.50 per share of the total merger consideration in the form of Trimble common stock ("Common Stock") to be based upon the 5-day average closing price of Trimble shares six trading days prior to the closing of the transaction. Further, each share of Series A-1 Redeemable Preferred Stock, par value $0.001 per share, of @Road and each share of Series A-2 Redeemable Preferred Stock, par value $0.001 per share, of @Road was entitled to receive an amount in cash equal to $100.00 plus all declared or accumulated but unpaid dividends with respect to such shares as of immediately prior to the effective time of the merger and each share of Series B-1 Redeemable Preferred Stock, par value $0.001 per share, of @Road and each share of Series B-2 Redeemable Preferred Stock, par value $0.001 per share, of @Road was entitled to receive an amount in cash equal to $831.39 plus all declared or accumulated but unpaid dividends with respect to such shares as of immediately prior to the effective time of the merger. In addition, all @Road vested stock options were terminated and the holders of each such option were entitled to receive the excess, if any, of the aggregate consideration over the exercise price. At the effective time of the merger, all unvested @Road stock options with an exercise price in excess of $7.50 were terminated and all unvested stock options that had exercise prices of $7.50 or less were exchanged for options to acquire Common Stock of Trimble.

     @Road's historical consolidated financial statements as of December 31, 2006 and December 31, 2005, and for each of the three years in the period ended December 31, 2006 are included as Exhibit 99.01 to this Form 8-K/A. The unaudited pro forma condensed combined financial statements should be read in conjunction with, and are qualified in their entirety by, the notes thereto and the historical combined financial statements of both Trimble and @Road, including the respective notes thereto, which are incorporated by reference in this document or included elsewhere herein.

     Trimble's 2006 fiscal year ended on December 29, 2006, while @Road's 2006 fiscal year ended on December 31, 2006. The selected unaudited pro forma condensed combined balance sheet as of December 29, 2006 is based on the historical balance sheet of Trimble as of December 29, 2006 and of @Road as of December 31, 2006 and has been prepared to reflect the merger and the additional borrowings under the term loan and the amended credit facility as if they had been consummated on December 29, 2006. The selected unaudited pro forma condensed combined statements of income for the fiscal year ended December 29, 2006 combines the results of operations of Trimble for the fiscal year ended December 29, 2006 and of @Road for the fiscal year ended December 31, 2006 as though the merger and the additional borrowings under the amended credit facility and new term loan had been consummated on January 1, 2006.

     The pro forma adjustments and the purchase price allocation, as presented, are based on estimates and certain information that is currently available to Trimble's management. A final determination of these estimated fair values will be based on the actual net tangible and intangible assets of @Road that exist as of February 16, 2007.

     The pro forma condensed combined financial statements are unaudited and are not necessarily indicative of the combined results that would have occurred if the transaction and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor do they purport to represent the financial position, results of operations or cash flows for future periods.

     The unaudited pro forma condensed combined financial statements do not give effect to any transactions other than those described above, nor the results of operations of Trimble or @Road subsequent to December 29, 2006 and December 31, 2006, respectively.

     The total purchase price is estimated as follows (in thousands, except per share data):

       Cash consideration                    $      327,371
       Common stock consideration (1)               161,947
       Merger costs (2)                               5,099
                                             ---------------
       Total purchase price                  $      494,417
                                             ===============

     (1) Trimble issued approximately 5.9 million shares of Trimble common stock based on an exchange ratio of 0.045 shares of one Trimble common stock for each outstanding share of @Road common stock as of February 16, 2007. The common stock issued had a fair value of $161.9 million and was valued using the average closing price of Trimble common stock of $27.69 over a range of trading days (February 14, 2007 through February 15, 2007) around the close date (February 16, 2007) of the transaction which is also the date which the amount of Trimble shares to be issued in accordance with the merger agreement was settled.

     (2) Merger costs consist of legal, advisory, accounting and administrative fees.

               TRIMBLE NAVIGATION LIMITED AND @ROAD INCORPORATED
                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            As of December 29, 2006
                                  (Unaudited)
                                (In thousands)


                                             Trimble           @Road        Pro Forma              Trimble
                                           Historical       Historical        Merger              Pro Forma
                                           -----------      ----------      ----------           ------------
Assets:
Current assets:
   Cash and cash equivalents               $   129,621      $   39,874      $  (98,855)  A,G,&L  $     70,640
   Short-term investments                            -          53,682               -                 53,682
   Accounts receivable, net                    172,008          15,644          (1,508)       B       186,144
   Other receivables                             6,014               -               -                  6,014
   Inventories, net                            112,552          14,282               -                126,834
   Deferred product costs                            -          18,324         (18,324)       F             -
   Deferred income taxes                        25,905           1,108               -                 27,013
   Other current assets                         13,026           2,807           8,209    F & G        24,042
                                           -----------      ----------      ----------           -------------
      Total current assets                     459,126         145,721        (110,478)               494,369

Property and equipment, net                     47,998           8,333          (2,471)       C        53,860

Deferred product costs                               -          27,443         (27,443)       F             -
Goodwill                                       374,510          13,341         241,346        E       629,197
Intangible assets, net                          67,172          23,292         123,808        D       214,272

Deferred income taxes                              399          42,471         (42,109)       M           761
Other assets                                    29,226             853           7,868      F&G        37,947
                                           -----------      ----------      ----------           ------------
      Total non-current assets                 519,305         115,733         300,999                936,037

Total assets                               $   978,431      $  261,454       $ 190,521           $  1,430,406
                                           ===========      ==========      ==========           ============

Liabilities, Redeemable Preferred
   Stock & Stockholders' Equity:
Current liabilities:

   Current portion of long-term debt       $         -      $        -      $    7,500        A  $      7,500

                                      26

   Accounts payable                             44,148           4,555               -                 48,703
   Accrued liabilities                          80,586          11,429           3,645        H         95,660
   Income taxes payable                         23,814               -               -                 23,814
   Deferred income taxes                         4,525               -               -                  4,525
   Derivative instrument & Redeemable
      Preferred Stock                                -          10,129         (10,129)       L             -
   Deferred revenue                             28,060          21,942         (16,323)       F        33,679
                                           -----------      ----------      ----------           ------------
      Total current liabilities                181,133          48,055         (15,307)               213,881

Non-current portion of long-term debt              481               -         242,500        A       242,981
Deferred income taxes                           21,633               -          14,746        M        36,379
Deferred revenue                                     -          25,893         (24,147)       F         1,746
Other non-current liabilities                   27,519             388               -                 27,907
                                           -----------      ----------      ----------           ------------
      Total liabilities
                                               230,766          74,336         217,792                522,894
                                           -----------      ----------      ----------           ------------

Redeemable Preferred stock                           -           5,553          (5,553)       L             -
Shareholders' equity:

   Common stock and additional
     paid-in-capital                           435,371         272,888        (110,941)       J       597,318
   Retained earnings (Accumulated
     deficit)                                  271,183         (91,304)         89,204        J       269,083
   Accumulated other comprehensive
     income                                     41,111             (19)             19        J        41,111
       Total shareholders' equity              747,665         181,565         (21,718)               907,512
       Total liabilities, redeemable
         preferred stock and
         shareholders'equity               $   978,431      $  261,454      $  190,521           $  1,430,406

The accompanying notes are an integral part of this unaudited pro forma condensed combined balance sheet.



                             TRIMBLE NAVIGATION LIMITED AND @ROAD INCORPORATED
                             PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                   FOR THE YEAR ENDED DECEMBER 29, 2006
                                                (Unaudited)
                                   (In thousands, except per share data)



                                             Trimble           @Road        Pro Forma              Trimble
                                           Historical       Historical        Merger              Pro Forma
                                           -----------      ----------      ----------           ------------

Revenue                                    $   940,150      $   99,683      $  (21,981)       F  $  1,017,852
Cost of sales                                  479,069          54,688         (12,903) C,D,F&K       520,854
                                           -----------      ----------      ----------           ------------
Gross margin                                   461,081          44,995          (9,078)               496,998
                                           -----------      ----------      ----------           ------------
Operating expenses
    Research and development                   103,840          15,942             100      C&K       119,882
    Sales and marketing                        143,623          22,565             188      C&K       166,376
    General and administrative                  68,416          21,506            (388)     C&K        89,534
    In-process research and development          1,930               -               -                  1,930
    Amortization of purchased
       intangible assets                         7,906               -          11,921        D        19,827
                                           -----------      ----------      ----------           ------------
       Total operating expenses                325,715          60,013          11,821                397,549
                                           -----------      ----------      ----------           ------------

Operating income (loss)                        135,366         (15,018)        (20,899)                99,449

Non-operating income (expense), net
    Interest income (expense), net               3,241           4,499         (15,690)     G&I        (7,950)
    Change in derivative instrument
        liability                                    -          (4,110)          4,110        L             -
    Foreign currency transaction gain, net       1,719               -               -                  1,719
    Income (Expense) for affiliated
        operations, net                          6,989               -               -                  6,989
    Other income, net                              777             161               -                    938
                                           -----------      ----------      ----------           ------------
       Total non-operating income
          (expense), net                        12,726             550         (11,580)                 1,696
                                           -----------      ----------      ----------           ------------
Income (loss)  before taxes                    148,092         (14,468)        (32,479)               101,145
Income tax provision (benefit)                  44,434          (2,254)        (11,693)       M        30,487
                                           -----------      ----------      ----------           ------------
Net income (loss)                              103,658         (12,214)        (20,786)                70,658



                                      28

Redeemed preferred stock dividends                   -            (503)            503        L             -
                                           -----------      ----------      ----------           ------------
Net income (loss) attributable
  to common stockholders                   $   103,658      $  (12,717)     $  (20,283)          $     70,657
                                           ===========      ==========      ==========           ============

Earnings per share :
     Basic                                 $      0.94      $    (0.21)                          $       0.61
                                           -----------      ----------      ----------           ------------
     Diluted                               $      0.89      $    (0.21)                          $       0.57
                                           -----------      ----------      ----------           ------------

Shares used in calculating earnings
  per share :
    Basic                                      110,044          61,629                                116,151
                                           -----------      ----------      ----------           ------------
    Diluted                                    116,072          61,629                                122,974
                                           -----------      ----------      ----------           ------------

The accompanying notes are an integral part of this unaudited pro forma condensed combined statement of income.


               TRIMBLE NAVIGATION LIMITED AND @ROAD INCORPORATED
                         NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS
                   (Unaudited, dollar amounts in thousands)

1.  Preliminary Purchase Price Allocation

The allocation of the total estimated purchase price may differ from the actual purchase price allocation upon realization of any accrued costs and final fair value determination of certain tangible assets, intangible assets and liabilities assumed. The aggregate purchase price of approximately $494.4 million has been allocated to net tangible assets, intangible assets and in-process research and development. For purposes of determining the number of Trimble shares issued in the merger, Trimble used the average of the closing prices of Trimble common stock for a range of trading days from February 14, 2007 to February 16, 2007, the date the merger was approved by @Road shareholders.

Under the purchase method of accounting, the total estimated purchase price will be allocated to @Road's tangible and intangible assets acquired, liabilities assumed as well as in-process research and development based on their estimated fair values as of February 16, 2007. The excess of the purchase price over the net tangible and intangible assets will be recorded as goodwill. The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based on estimates and currently available information. Additional adjustments may be required as additional information becomes available during the allocation period.

The total purchase price has been allocated as follows (in thousands):

  Value to be allocated to assets, based upon merger consideration   $ 494,417
  Less: value of @Road's assets acquired:
       Net tangible assets acquired                                     90,530
       Amortizable intangible assets:
            Developed product technology                                66,600
            Customer relationships                                      75,300
            Trademarks and tradenames                                    5,200
                                                                      --------
            Subtotal                                                   147,100
       In-process research and development                               2,100
                                                                      --------
       Goodwill                                                        254,687

Net Tangible Assets

Trimble has valued @Road's net tangible assets at their respective carrying amounts as of December 29, 2006, except fixed assets, deferred revenue, deferred product costs, accounts receivable and deferred tax assets and liabilities as Trimble believes these amounts approximate their current fair value or the fair values.

Trimble has decreased @Road's accounts receivable, net by $1.5 million in the pro forma condensed combined balance sheet to adjust for certain reclassifications to conform with Trimble's balance sheet presentation and conform to Trimble's allowance for bad debt methodology.

Trimble has decreased @Road's historical value of fixed assets by $2.5 million in the pro forma condensed combined balance sheet to adjust fixed assets to an amount equivalent to fair market value. This resulted in a $1.2 million decrease in depreciation expense in the unaudited pro forma condensed combined statements of income of which $0.5 million related to cost of sales and $0.7 million related to operating expense.

Trimble reduced @Road's historical value of deferred revenue by $40.5 million in the pro forma condensed combined balance sheet to adjust deferred revenue to the fair value of the direct cost associated with servicing the underlying obligation plus a reasonable margin. Trimble reduced @Road's historical value of deferred product cost by $45.8 million in the pro forma condensed combined balance sheet to adjust deferred product cost to the asset's underlying fair value. The majority of the deferred product costs relate to deferral of cost of sales of hardware that have shipped, resulting in no fair value relating to the associated deferred product costs. These adjustments have been included in the unaudited pro forma condensed combined statements of income through lower revenue and cost of sales over the estimated service period of three years.

Trimble recognized $56.9 million in net deferred tax liabilities and income tax payable for the tax effects of differences between assigned values in the purchase price and the tax bases of assets acquired and liabilities assumed. A significant portion of the net deferred tax liability in the purchase price allocation is attributable to the tax effect of the difference between the assigned value of identified intangible assets and their tax bases.

Intangible Assets


Developed product technology, which is comprised of products that have reached technological feasibility, includes products in @Road's current product offerings. @Road's technology includes hardware, software and services that serve the mobile resource management market internationally. Trimble expects to amortize the developed and core technology over an average estimated life of 5-7 years.

Customer relationships represent distribution channels and end users. Trimble expects to amortize the fair value of these assets over an average estimated life of 5-7 years.

Trademarks and tradenames represent the value placed on the @Road brand and recognition in the mobile resource management market. Trimble expects to amortize the fair value of these assets over an average estimated life of 9 years.

In-process Research and Development

In-process research and development represents incomplete @Road research and development projects that had not reached technological feasibility and had no alternative future use as of the consummation of the merger. @Road is currently developing new products that qualify as in-process research and development. Due to its non-recurring nature, the in-process research and development expense has been excluded from the unaudited pro forma condensed combined statements of income but will be expensed in Trimble's consolidated financial statements as a charge in the period in which the acquisition closes.

Goodwill

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets and in-process research and development. Goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). If goodwill is impaired, Trimble will incur an accounting charge for the amount of impairment in the fiscal quarter which the impairment occurs.

Restructuring

The unaudited pro forma condensed combined balance sheet includes the effects of preliminary estimates of restructuring activities of @Road operations for approximately $3.6 million. Trimble is in the process of finalizing the total restructuring liability related to the @Road acquisition which change this preliminary estimate.

Liabilities related to restructuring @Road's operations that meet the requirement of EITF 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination, will be recorded as an adjustment to the purchase price and an increase in goodwill. Liabilities related to restructuring Trimble's operations will be recorded as expenses in Trimble's statement of operations in the period that the costs are incurred. Trimble expects to be able to quantify estimated restructuring expenses upon completion of the restructuring. Finalizing the restructuring expenses is pending management's analysis of certain operational areas which may have no future value to the combined company and is beneficial to the company's future operations if discontinued.

There is no impact on the unaudited pro forma condensed income statement as the costs relate to @Road operations and are recorded as an adjustment to the purchase price and an increase in goodwill in accordance with EITF 95-3. Trimble will incur certain restructuring costs relating to the fair value of equity compensation for @Road employees with change in control provisions that include acceleration of stock options upon termination. This restructuring cost will be included in Trimble's statement of operations in the period that the costs are incurred. As the restructuring cost relating to equity compensation will be incurred within 12 months following the acquisition closing date, the impact was not included in the unaudited pro forma condensed income statement.

2.   Pro Forma Adjustments

(A) Concurrently with the merger, Trimble amended its existing unsecured revolving credit agreement executed on July 28, 2005 to increase the credit line from $200 million to $300 million and obtained an additional term loan of $100 million. Trimble's initial borrowing rate was approximately 6.1% for the amended credit facility and new term loan. For purposes of the pro forma presentation, Trimble has used this rate to determine interest expense. For purposes of the pro forma condensed combined financial information presented, Trimble has assumed that $250 million of the merger consideration were funded using the credit facility and the full amount of the term loan and $77.4 million was funded using Trimble's existing cash. In addition, we used approximately $5.1 million for merger cost which was funded by Trimble's existing cash.


Net increase in short term debt:
     Existing short term debt for Trimble and @Road         $        -
     Additional borrowings for merger consideration              7,500
                                                           -----------
            Total Adjusted Short-Term Debt                  $    7,500
                                                           ===========
            Historical Amount                               $        -
                                                           ===========
                                                           -----------
            Increase                                        $    7,500
                                                           ===========
Net increase in long term debt:
    Existing long term debt for Trimble and @Road           $      481
    Additional borrowings for merger consideration             242,500
                                                           -----------
        Total Adjusted Long-Term Debt                       $  242,981
                                                           ===========
            Historical Amount                               $      481
                                                           ===========

                                                           -----------
            Increase                                        $  242,500
                                                           ===========

(B) Adjustment to decrease accounts receivable, net by $1.5 million for certain reclassifications to conform with Trimble's balance sheet presentation and conform to Trimble's allowance for bad debt methodology. as follows:

                                   Historical     Preliminary      Increase
                                     Amount        Fair Value      (Decrese)
                                   ----------      ----------     ----------
Accounts receivable, net as of
December 29, 2006                  $   15,644      $   14,136     $   (1,508)

(C) Adjustment to decrease the historical value of fixed assets by $2.5 million to adjust fixed assets to an amount equivalent to fair value as follows:

                                   Historical     Preliminary      Increase
                                     Amount        Fair Value      (Decrese)
                                   ----------      ----------     ----------
Fixed Assets, net as of
December 29, 2006                  $    8,333      $    5,862     $   (2,471)


                                   Historical     Preliminary      Increase
                                     Amount        Fair Value      (Decrese)
                                   ----------      ----------     ----------
                                   Year Ended      Year Ended     Year Ended
                                  December 29,    December 29,   December 29,
                                      2006           2006           2006
                                   ----------      ----------     ----------
Expense Line:
Cost of revenues                   $    1,399      $      890     $     (509)
Research and development                  170             108            (62)
Sales and marketing                        55              35            (20)
General and administrative              1,684           1,071           (613)
                                   ----------      ----------     ----------
Total depreciation expense         $    3,308      $    2,104     $   (1,204)
                                   ----------      ----------     ----------

     This resulted in a $1.2 million decrease in depreciation expense in the unaudited pro forma condensed combined statements of income for fiscal year ended December 29, 2006. $0.5 million related to cost of sales and $0.7 million related to operating expense.

(D) Adjustments to reflect the preliminary estimate of fair value of amortizable intangible assets and the resulting increase in amortization expense are as follows (in thousands):


                                                                        ProForma       Historical     Increase in    Remaining
                                Historical   Preliminary                  Annual        Annual           Annual      Useful Life
                                  Amount      Fair Value    Increase   Amortization   Amortization    Amortization     (Years)
                                ----------    ----------   ----------  ------------   ------------    -------------  -----------
Cost of net revenues:
    Developed technology        $   14,980    $   66,600   $   51,620   $   10,386     $   4,040        $   6,346      5-7 years
Operating expenses:
        Developed technology,        8,312        80,500       72,188       11,921        11,921                -      5-9 years
        patents, trademarks,
        customer relationships,
        etc.
                                ----------    ----------   ----------  ------------   ------------    -------------  -----------
             Total              $   23,292    $  147,100   $  123,808   $   22,308     $   4,040        $  18,267
                                ----------    ----------   ----------  ------------   ------------    -------------  -----------

(E) Adjustments to reflect the preliminary estimate of goodwill are as follows (in thousands):

                                   Historical     Preliminary
                                     Amount        Fair Value      Increase
                                   ----------      ----------     ----------
Goodwill                           $   13,341      $  254,687     $  241,346

(F) Adjustments to reduce the historical value of deferred revenue and deferred product cost are as follows (in thousands). In addition, other assets were adjusted to include future cash collections from customer contracts assumed for products delivered.

                                   Historical     Preliminary
                                     Amount        Fair Value     Adjustment
                                   ----------      ----------     ----------
Short-term deferred revenue, net   $   21,942      $    5,619     $  (16,323)
Long-term deferred revenue, net        25,893           1,746        (24,147)
                                   ----------      ----------     ----------
             Total                 $   47,835      $    7,365     $  (40,470)
                                   ----------      ----------     ----------

                                   Historical     Preliminary

                                     Amount        Fair Value     Adjustment
                                   ----------      ----------     ----------
Short-term deferred product cost   $   18,324      $              $  (18,324)
Long-term deferred product cost        27,443                        (27,443)
                                   ----------      ----------     ----------
             Total                 $   45,767      $              $  (45,767)


                                   Historical     Preliminary
                                     Amount        Fair Value     Adjustment
                                   ----------      ----------     ----------
Short-term other assets            $        -      $    8,069     $    8,069
Long-term other assets                      -           7,305          7,305
                                   ----------      ----------     ----------
             Total                 $               $   15,374     $   15,374

     The adjustment to fair value of deferred revenue reduces pro forma revenue by $14.2 million in the twelve months ending December 29, 2006. The adjustment to fair value of deferred product cost reduces pro forma cost of sales by $18.8 million in the twelve months ending December 29, 2006. In addition, pro forma revenue was reduced by $7.7 million in the twelve months ending December 29, 2006 for revenue that is not included in @Road's deferred revenue and will not be recorded as revenue on Trimble's statement of operations.

(G) As a result of amendments to Trimble's existing unsecured revolving credit agreement as discussed in Note (A), increase to debt issuance costs are as follows (in thousands):

                                   Historical     Preliminary
                                     Amount        Fair Value     Adjustment
                                   ----------      ----------     ----------
Current portion of long term
      debt issuance costs, net     $               $      140     $      140
Long Term Debt issuance costs, net $               $      562     $      562

     The increase in debt issuance costs increases expense by $140,000 in the twelve months ending December 29, 2006. In addition, the total debt issuance cost of $702,000 is assumed to paid from Trimble's cash.

(H) As a result of preliminary estimates to the cost of certain @Road activities, Trimble's preliminary estimates results in an increase of approximately $3.6 million in restructuring reserve. The increase in restructuring reserve is included in "Accrued liabilities" on the unaudited condensed combined balance sheet as follows (in thousands):

                                   Historical     Preliminary
                                     Amount        Fair Value     Adjustment
                                   ----------      ----------     ----------
Accrued Liabilities                $   11,429      $   15,074     $    3,645

(I) Adjustment to reflect an increase in interest expense due to the increase in long-term debt is as follows:


                                                                  Increase
                                                                  (Decrease)
                                                                  in Annual
                                                     Annual       Interest
                                   Borrowings     Interest Rate   Expense
                                   ----------     -------------   ----------
Revolving credit facilities
   and term loan                   $  250,000          6.1  %     $   15,550
Impact of a 1/8% increase
   in interest rate                                               $      313
Impact of a 1/8% decrease
   in interest rate                                               $     (313)

     If market rates of interest on the variable debt changed by a 1/8 of 1% variance, then the increase or decrease in interest expense on the variable debt would be approximately $313,000 for the year ended December 29, 2006.


(J) Adjustments to stockholders' equity (dollar values in thousands) are as follows:

Common stock and additional paid-in capital:

   To record the preliminary estimate of fair
   value of 6.1 million Trimble shares to be issued.         $      161,947

   To eliminate @Road's historical common stock
   and additional paid in capital                                  (272,888)
                                                             ----------------
             Total                                           $     (110,941)

Accumulated retained earnings (deficit):

   To eliminate @Road's historical retained deficit          $        91304

   To record preliminary estimate of the fair
   value of in-process research and development                      (2,100)
                                                             ----------------
             Total                                           $       89,204

Other comprehensive income:

   To eliminate @Road's historical other
   comprehensive income                                      $           19
                                                             ----------------
                                                             $           19
                                                             ----------------

(K) Adjustment to record the difference between the preliminary estimate of the share-based compensation expense resulting from the assumption of all @Road unvested stock options that have exercise prices of $7.50 or less and the historical amount of @Road's share-based compensation expense is as follows (in thousands):


                               Historical              Pro Forma            Increase
                         -------------------    -------------------  --------------------
                         Year Ended December    Year Ended December   Year Ended December
                              29, 2006                29, 2006              29, 2006
                         -------------------    -------------------  --------------------
Expense Line:

Cost of revenues             $   664               $      771              $    107
Research and development       1,003                    1,165                   162
Sales and marketing            1,288                    1,496                   208
General and administrative     1,394                    1,619                   225


                                      38

                         -------------------    -------------------  --------------------
      Total amortization     $ 4,349               $    5,052            $      703
                         -------------------    -------------------  --------------------

(L) Adjustment to reflect the cash payment upon closing of the merger for the redemption of @Road's outstanding redeemable preferred shares and the derivative instrument relating to @Road's redeemable preferred shares as follows (in thousands):

                                   Historical       Adjusted      Increase
                                     Amount          Amount       (Decrese)
                                   ----------      ----------    ----------
Derivative instrument and
   Redeemed preferred stock        $   10,129      $        -     $  (10,129)
Preferred stock                         5,553               -         (5,553)

     The assumed payment of such obligation as of January 1, 2006 increases net income by $4.1 million and decreases redeemable preferred stock dividends by $503,000 in the twelve months ended December 29, 2006.

(M) Adjustment to the tax provision is based on Trimble's effective tax rate before discreet adjustments for each respective period is as follows (in thousands):
o
                                   Historical       Increase      Adjusted
                                     Amount         (Decrese)      Amount
                                   ----------      ----------     ----------
Tax Provision Year ended
   December 29, 2006               $   42,180      $  (11,693)    $   30,487

     Adjustments were made to arrive at the pro forma combined U.S. provision for income taxes that would have resulted had Trimble and @Road filed consolidated income tax returns during the periods presented.

     Adjustments to deferred income taxes are recorded to reflect the difference between the estimated book basis and tax basis for intangible assets is as follows (in thousands):

                                   Historical     Preliminary
                                     Amount        Fair Value     Adjustment
                                   ----------      ----------     ----------
Long-term deferred income
    taxes assets                   $   42,471      $      362     $  (42,109)
Long-term deferred income
    taxes liabilities              $        -      $   14,746     $   14,746

3.   Pro Forma Net Income Per Common Share

     The pro forma combined basic and diluted net income (loss) from continuing operations per common share are based on the weighted average number of shares of Trimble common stock outstanding and are adjusted for the additional common stock issued to @Road shareholders as part of the acquisition and the estimated common stock dilution under the treasury method for @Road share options assumed.


                                           Weighted Average Shares
                                         ----------------------------
                                                Year Ended
                                                29-Dec-06
                                         ----------------------------
Basic, as reported by Trimble                      110,044
Estimated stock issued in connection
   with @Road acquisition                            6,107
                                         ----------------------------
Basic, pro forma                                   116,151
                                         ----------------------------
Diluted, as reported by Trimble                    116,072
Estimated stock issued in connection
   with @Road acquisition                           6,107
Estimated diluted effect of stock options
   assumed in the @Road acquisition                    795
                                         ----------------------------
Diluted, pro forma                                 122,974
                                         ----------------------------


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